Exhibit 99.1

MSG NETWORKS INC. REPORTS

FISCAL 2016 FIRST QUARTER RESULTS

Successful completion of The Madison Square Garden Company spin-off

Secured long-term exclusive local media rights for the New York Knicks and New York Rangers

Fiscal 2016 first quarter revenues of $148.1 million, an increase of 4% versus prior year quarter

NEW YORK, N.Y., November 5, 2015 - MSG Networks Inc. (NYSE: MSGN) today reported financial results for the first quarter ended September 30, 2015.

On September 30, 2015, MSG Networks Inc. completed the distribution of The Madison Square Garden Company. As a result, MSG Networks Inc. reported financial results for the quarters ended September 30, 2015 and 2014 reflect the results of the sports and entertainment businesses of The Madison Square Garden Company as discontinued operations.

On a reported basis for the fiscal 2016 first quarter, MSG Networks Inc. generated revenues of $148.1 million, adjusted operating cash flow (“AOCF”)(1) of $51.2 million and operating income of $42.2 million from continuing operations. Please note that the results from continuing operations for these periods include certain corporate overhead expenses that MSG Networks Inc. does not expect to incur in future periods, but do not meet the criteria for inclusion in discontinued operations. MSG Networks Inc. believes that had it operated as a standalone public company for the fiscal 2016 first quarter, operating expenses would have been lower by an estimated $27 million (including a total of $5 million in share-based compensation and depreciation and amortization expenses).(2)

President and CEO Andrea Greenberg said, “October 1st marked the start of an exciting chapter for our business as MSG Networks became a pure-play, publicly traded media company with two of the country’s most successful regional sports and entertainment networks. Our goal as we move forward is to use the strength of our networks, along with our commitment to deliver award-winning exclusive content for our viewers and substantial value for our affiliates and advertisers, to continue to generate significant AOCF and free cash flow for the benefit of our shareholders.”

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 4 of this earnings release.
2.	The operating expenses savings estimate is based on the net impact of identifiable corporate overhead expenses that MSG Networks Inc. does not expect to incur in future periods and the estimated incremental corporate costs of a standalone MSG Networks Inc. (inclusive of transition services expenses) that are expected to be incurred beginning on October 1, 2015.

Summary of Reported Results from Continuing Operations

Fiscal 2016 first quarter total revenues of $148.1 million increased 4%, or $5.5 million, as compared with the prior year period. Affiliation fee revenue increased $4.8 million, primarily due to higher affiliation rates, partially offset by the impact of a low single digit percentage decrease in subscribers versus the prior year period. Advertising revenue was essentially flat. Other revenue increased $0.7 million, primarily due to certain services provided to Fuse Media, Inc.

Direct operating expenses of $60.1 million increased 32%, or $14.5 million, as compared with the prior year period. The increase was primarily due to higher rights fee expense, including $12.7 million related to the new long-term media rights agreements with the New York Knicks and New York Rangers. Assuming the new media rights fees with the New York Knicks and New York Rangers were in place during the prior year first quarter, direct operating expenses of $60.1 million in the current year period would have represented an increase of 3%, or $1.8 million.

Selling, general and administrative expenses of $41.1 million increased 9%, or $3.3 million, primarily due to higher corporate overhead expenses. As noted above, selling, general and administrative expenses include certain corporate overhead expenses that are not expected to be incurred by MSG Networks Inc. as a standalone public company going forward.

Adjusted operating cash flow of $51.2 million decreased 17%, as compared with the prior year period, primarily due to higher rights fee expense, mainly a result of the new long-term media rights agreements with the New York Knicks and New York Rangers, partially offset by the increase in revenue. Assuming the new media rights fees were in place during the prior year period, fiscal 2016 first quarter AOCF of $51.2 million would have represented an increase of 5%, as compared with the prior year period.

Operating income of $42.2 million decreased 81%, or $175.1 million, as compared with the prior year period, primarily due to the $162.4 million gain on the sale of Fuse recorded in the prior year first quarter and, to a lesser extent, higher rights fee expense, partially offset by the increase in revenue. Excluding the gain on sale of Fuse and assuming the new media rights fees with the New York Knicks and New York Rangers were in place during the prior year quarter, fiscal 2016 first quarter operating income of $42.2 million would have been essentially unchanged, as compared with the prior year period.

Other Matters

In connection with the spin-off of The Madison Square Garden Company, MSG Networks Inc. has incurred $1.55 billion of long-term debt, from the proceeds of which $1.45 billion was contributed to The Madison Square Garden Company on September 28, 2015. This debt, along with an undrawn $250 million revolving credit facility, both have a term of five years.

MSG Networks Inc. has entered into media rights agreements covering the New York Knicks and the New York Rangers, which provide MSG Networks Inc. with exclusive local media rights to team games. MSG Networks Inc. expects to incur rights expense of approximately $130 million under these media rights agreements for fiscal 2016, which would be approximately $49 million more than the intercompany rights fee expense reflected in the financial statements of MSG Networks Inc. for fiscal 2015.

MSG Networks Inc. has entered into a variety of other agreements with The Madison Square Garden Company, including an Advertising Sales Representation Agreement and a Transition Services Agreement.

MSG Networks Inc. expects to make a tax payment of approximately $152 million during fiscal 2016 related to certain of the historical activities of its former subsidiary, The Madison Square Garden Company. MSG Networks Inc. will not be reimbursed by The Madison Square Garden Company for the payment of these taxes. This one-time tax payment will not recur in the future.

Approximately 1.3 million shares of Class A common stock were repurchased for $100.0 million during the quarter ended September 30, 2015 bringing the total shares repurchased under the program to approximately 3.2 million shares for $240.7 million. Upon completion of the spin-off of The Madison Square Garden Company, MSG Networks Inc. canceled its share repurchase program.

About MSG Networks Inc.

MSG Networks Inc. is an industry leader with two award-winning regional sports and entertainment networks, MSG Network (MSG) and MSG+, as well as the live streaming and video on demand platform, MSG GO. The networks are home to nine professional sports teams, delivering live games of the New York Knicks; New York Rangers; New York Liberty; New York Islanders; New Jersey Devils; Buffalo Sabres; Major League Soccer’s Red Bulls and the Westchester Knicks, and exclusive non-game coverage of the New York Giants. Each year, the networks collectively telecast approximately 700 live sporting events - which also include college football and college basketball from top conferences - along with a full schedule of critically-acclaimed original programming. The gold standard for regional broadcasting, MSG Networks has won 129 New York Emmy Awards over the past eight years. More information is available at www.msgnetworks.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. The Company excluded the gain on sale of Fuse from AOCF as it is not indicative of the Company’s ongoing operating performance. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company without regard to either the distortive effects of fluctuating stock prices or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our Company. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 6 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

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Contacts:

Kimberly Kerns Communications (212) 465-6442	Ari Danes, CFA Investor Relations (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 8:30 a.m. ET at www.msgnetworks.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 63192021

Conference call replay number is 855-859-2056 / Conference ID Number 63192021 until November 12, 2015

MSG NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2015	2014
Revenues	$148,147	$142,670
Direct operating expenses	60,102	45,651
Selling, general and administrative expenses	41,118	37,793
Depreciation and amortization	4,679	4,285
Gain on sale of Fuse	—	(162,414)

Operating income	42,248	217,355
Other income (expense):
Interest expense, net	(1,321)	(521)

Income from continuing operations before income taxes	40,927	216,834
Income tax benefit (expense)	404	(96,412)

Income from continuing operations	41,331	120,422
Loss from discontinued operations, net of taxes	(161,017)	(12,349)

Net income (loss)	$(119,686)	$108,073

Earnings (loss) per share:
Basic
Income from continuing operations	$0.55	$1.55
Loss from discontinued operations	(2.13)	(0.16)

Net income (loss)	$(1.58)	$1.39

Diluted
Income from continuing operations	$0.54	$1.54
Loss from discontinued operations	(2.12)	(0.16)

Net income (loss)	$(1.58)	$1.38

Weighted-average number of common shares outstanding:
Basic	75,521	77,496
Diluted	75,902	78,290

MSG NETWORKS INC.

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME

The following is a description of the adjustments to operating income in arriving at adjusted operating cash flow as described in this earnings release:

•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units granted under our employee stock plans and non-employee director plans in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•	Gain on sale of Fuse. This adjustment eliminates the pre-tax gain on the sale of Fuse.

	Three Months Ended
	September 30,
	2015	2014
Operating income	$42,248	$217,355
Share-based compensation	4,247	2,376
Depreciation and amortization	4,679	4,285
Gain on sale of Fuse	—	(162,414)

Adjusted operating cash flow	$51,174	$61,602

MSG NETWORKS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2015	June 30, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$213,357	$203,768
Restricted cash	—	9,003
Accounts receivable, net	77,032	85,610
Net related party receivables	26,034	27,324
Prepaid expenses	12,073	43,238
Other current assets	2,278	3,514
Current assets of discontinued operations	—	125,896

Total current assets	330,774	498,353
Property and equipment, net	17,845	19,514
Amortizable intangible assets, net	46,718	47,583
Goodwill	424,508	424,508
Other assets	43,289	46,274
Non-current assets of discontinued operations	—	1,983,597

Total assets	$863,134	$3,019,829

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,558	$11,359
Net related party payables	35,036	420
Current portion of long-term debt	69,914	—
Income taxes payable	101,694	—
Accrued liabilities:
Employee related costs	5,312	19,504
Other accrued liabilities	27,822	18,101
Deferred revenue	5,637	4,971
Current liabilities of discontinued operations	—	520,179

Total current liabilities	251,973	574,534
Long-term debt, net of current portion	1,467,156	—
Defined benefit and other postretirement obligations	28,416	28,476
Other employee related costs	4,390	5,318
Related party payable	1,652	—
Other liabilities	4,253	5,951
Deferred tax liability	351,631	351,734
Non-current liabilities of discontinued operations	—	330,294

Total liabilities	2,109,471	1,296,307

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 360,000 shares authorized; 61,141 and 62,207 shares outstanding as of September 30, 2015 and June 30, 2015, respectively	643	643
Class B Common stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding as of September 30, 2015 and June 30, 2015	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	—	1,084,002
Treasury stock, at cost, 3,118 and 2,052 shares as of September 30, 2015 and June 30, 2015, respectively	(223,915)	(143,250)
Retained earnings (accumulated deficit)	(1,017,312)	807,563
Accumulated other comprehensive loss	(5,889)	(25,572)

Total stockholders’ equity	(1,246,337)	1,723,522

Total liabilities and stockholders’ equity	$863,134	$3,019,829

MSG NETWORKS INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

Summary Data from the Statements of Cash Flows

	Three Months Ended
	September 30,
	2015	2014
Net cash provided by operating activities from continuing operations	$78,849	$13,872
Net cash provided by (used in) investing activities from continuing operations	(1,450)	227,516
Net cash used in financing activities from continuing operations	(29,187)	(6,033)

Net cash provided by continuing operations	48,212	235,355

Net cash used in discontinued operations	(53,540)	(6,843)

Cash and cash equivalents at beginning of period	218,685	92,251

Cash and cash equivalents at end of period	$213,357	$320,763

Free Cash Flow

	Three Months Ended
	September 30,
	2015	2014
Net cash provided by operating activities from continuing operations	$78,849	$13,872
Less: Capital expenditures	(1,450)	(1,040)

Free cash flow	$77,399	$12,832